UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 13, 2021
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On October 13, 2021, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a registered direct offering (the “Offering”) (i) 150,000 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock”), and (ii) 7,500,000 warrants (the “Common Warrants”) to purchase an aggregate of 7,500,000 shares of the Company’s common stock (“Common Stock”). The shares of Preferred Stock will have a stated value of $100 per share and are convertible into an aggregate of 7,500,000 shares of Common Stock at a conversion price of $2.00 per share at any time after the Company receives stockholder approval to increase the number of authorized shares of Common Stock of the Company. The Company expects to receive aggregate gross proceeds from the Offering of $15 million before deducting the placement agent’s fees and the Company’s Offering expenses. The Offering is expected to close on or about October 18, 2021, subject to satisfaction of customary closing conditions.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to call a special meeting of stockholders to consider the following two proposed amendments (the “Proposals”) to the Company’s Certificate of Incorporation, as amended (the “Charter”): (i) an amendment to the Charter to reduce the stockholder approval requirement for changes to the Charter and bylaws to a majority of the outstanding shares entitled to vote; and (ii) an amendment to the Charter to increase the authorized number of shares of capital stock from 60,000,000 shares to 110,000,000 and the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 shares. The Investor has agreed in the Purchase Agreement to vote the shares of Preferred Stock purchased in the Offering in favor of such Proposals.

Pursuant to the Purchase Agreement, the Company will file a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Preferred Stock. The Certificate of Designation will provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, except that each share of Preferred Stock will have the right to cast 30,000 votes per share of Preferred Stock on the Proposals; provided, that with respect to the proposal to increase the authorized shares of Common Stock and in accordance with Nasdaq listing rules, the votes cast by the holder of the Preferred Stock must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on this proposal.

The holder of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible into shares of Common Stock at a rate of $2.00 per share. The conversion price can be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the Certificate of Designation). The Preferred Stock can be converted at the option of the holder at any time after the Company has received stockholder approval for the amendment to increase its authorized shares of Common Stock. In addition, following the receipt of stockholder approval for such amendment, and subject to the satisfaction of certain conditions, the Company can cause the holder of the Preferred Stock to convert their shares of Preferred Stock; provided, that shares of Preferred Stock cannot be converted to Common Stock if the holder would beneficially own in excess of 9.99% of the Company’s outstanding Common Stock.

The Common Warrants will have an exercise price of $2.05 per share, will be exercisable on the later of the date of stockholder approval and six months following the date of issuance, and will expire five years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Common Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Common Warrants.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, Common Warrants, and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Common Warrants and Certificate of Designation which are filed as Exhibits 10.1, 4.1 and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion, including the related consent, of Ballard Spahr LLP relating to the issuance and sale of the Preferred Stock and the Warrants and the shares issuable upon the conversion of the Preferred Stock and the exercise of the Common Warrants is filed as Exhibit 5.1 hereto.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

In addition, on October 15, 2021, pursuant to Section 7.02 of the Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company, the board of directors of the Company adopted an amendment to the Bylaws (the “Amendment”), effective as of October 15, 2021. The Amendment is intended to clarify the determination of a quorum for any meeting of the stockholders.

Item 8.01. Other Events.

On October 14, 2021, the Company issued a press release announcing the Offering and the entry into the Purchase Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
3.2	Amendment to Amended and Restated Bylaws, as amended, effective October 15, 2021.
4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of Ballard Spahr LLP.
10.1	Form of Securities Purchase Agreement, dated October 13, 2021 by and between OpGen, Inc. and the purchaser party thereto.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Press release dated October 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2021	OpGen, Inc.

	By:	/s/ Oliver Schacht PhD
		Name:	Oliver Schacht PhD
		Title:	Chief Executive Officer